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                                                                    EX-99.(d)(8)

                                   APPENDIX A

                      C&B INVESTMENT SUB-ADVISORY AGREEMENT
                             WELLS FARGO FUNDS TRUST

                                Funds Trust Funds

                             C&B Mid Cap Value Fund

Most recent annual approval by the Board of Trustees: March 28, 2008

Appendix A amended: July 18, 2008

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                                   SCHEDULE A

                      C&B INVESTMENT SUB-ADVISORY AGREEMENT

                                  FEE AGREEMENT
                             WELLS FARGO FUNDS TRUST

     This fee agreement is made as of the 18th day of July, 2008, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Cooke & Bieler, L.P. (the "Sub-Adviser").

     WHEREAS, the parties and Wells Fargo Funds Trust have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated below;

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to each Fund's average daily net assets throughout the month:

Name of Fund            Breakpoints   Sub-Advisory Rate
----------------------  -----------   -----------------
C&B Mid Cap Value Fund  First 250M    0.55%
                        Next 250M     0.50%
                        Next 250M     0.45%
                        Over 750M     0.40%

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     The foregoing fee schedule is agreed to as of July 18, 2008 and shall remain in effect until changed in writing by the parties.

                                       WELLS FARGO FUNDS MANAGEMENT, LLC

                                       By:
                                           -------------------------------------
                                           Andrew Owen
                                           Executive Vice President


                                       COOKE & BIELER, L.P.
                                       By CBGP, LLC, its sole general partner


                                       By:
                                           -------------------------------------
                                           Kermit S. Eck
                                           Manager

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